UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2013

TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5683 Hines Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 585-9500

(not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Awards

On March 7, 2013, our Compensation Committee recommended, and our Board of Directors approved, continuing to provide cash performance awards under our Long-Term Incentive Cash Award Plan to our executive officers to provide their 2013 cash incentives. Our Compensation Committee designates our employees eligible to receive cash performance awards under our Long-Term Incentive Cash Award Plan. For 2013, our current executive officers, James J. Connor and Janice E. Stipp, are expected to receive such cash performance awards.
To make our annual cash incentive reflect our performance during the year, the actual amount of the cash payment under the cash performance awards for 2013 with respect to 50% of our target annual cash incentives will be determined based on our adjusted return on total capital (“Adjusted ROC”) compared to our target Adjusted ROC. The other 50% of our target annual cash incentives will be determined by our Compensation Committee in the exercise of its sole discretion based on its subjective evaluation of the participating employee's individual performance and our corporate performance in achieving objectives and restructuring initiatives during 2013.
Adjusted ROC is our 2013 income or loss from continuing operations before taxes divided by total capital. Income or loss from continuing operations before taxes is our income (loss) from continuing operations before taxes, excluding (1) expense related to award agreements under the Long-Term Incentive Cash Award Plan, (2) non-recurring income and expenses, at the discretion of the Compensation Committee, (3) gains and losses on fixed asset disposals, (4) foreign exchange adjustments that are plus or minus 25% or more of the budgeted exchange rate, at the discretion of the Compensation Committee, and (5) settlement related to antitrust litigation, excluding legal fees incurred in connection with antitrust matters.
Total capital means the sum of (1) (a) the average of the amounts shown as long-term debt on our balance sheets at December 31, 2012, March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, minus (b) the average of the amounts shown as cash and cash equivalents on our balance sheets at December 31, 2012, March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, excluding foreign exchange adjustments that are plus or minus 25% or more of the budgeted exchange rate, at the discretion of the Compensation Committee, plus (2) the average of the amounts shown as shareholders' equity on our balance sheets at December 31, 2012, March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013.
For 2013, the Compensation Committee has established a target incentive for each participating employee under each performance award. The Compensation Committee based the total target amount of annual incentives and equity incentives on the same percentage of salary used in 2012 (200% for Mr. Connor and 162.5% for Ms. Stipp), and determined to allocate 40% of that total to annual incentives and 60% to long-term equity incentives (phantom shares again in 2013). We use a target incentive approach because it is a formal, goals-oriented method of determining incentives that is responsive to changing internal and external business conditions from year to year.
The actual award amount for 50% of the award will vary based on a percentage equal to the actual Adjusted ROC divided by the target Adjusted ROC. If actual Adjusted ROC is less than 80% of target Adjusted ROC, the actual amount and the payments under this portion of the performance award will be zero. The target Adjusted ROC is expected to be consistent with our budgeted Adjusted ROC for 2013, but is expected to be lower than our 2012 actual Adjusted ROC, primarily because of the postretirement curtailment gain recognized in 2012. Reaching 80% of the target goal produces a threshold payment of 50% of 50% of the target award. Reaching 100% of the target goal produces a payout of 100% of 50% of the target award. Reaching 120% of the target goal produces the maximum payout of 150% of 50% of the target award. Straight-line interpolation is used to determine the performance-payout relationship between the threshold and the maximum.
Of the actual award amount, 50% will be realized based on the above formula and Adjusted ROC, and between 0% and 50% of the target incentive may be realized as determined by the Compensation Committee in the exercise of its sole discretion, on the date between January 1, 2014 and March 1, 2014 that the Compensation Committee determines actual Adjusted ROC for 2013 (the “2013 Determination Date”). The Compensation Committee has discretion to include all, none or any portion of the discretionary portion of the award for 2013. The committee intends to exercise this discretion based on its subjective evaluation of the participating employee's individual performance and our corporate performance in achieving objectives and restructuring initiatives during 2013. The following table illustrates the potential award amounts as a percentage of the target incentive for the threshold, target and maximum Adjusted ROC compared to target Adjusted ROC:

Adjusted ROC	Maximum Non-Discretionary Percent	Maximum Discretionary Percent	Maximum Total
Threshold (80%)	25.00%	50.00%	75.00%
Target	50.00%	50.00%	100.00%
Maximum (120%)	75.00%	50.00%	125.00%
The Adjusted ROC portion of the individual payment will equal (1) the participant's salary, (2) multiplied by the participant's target incentive percentage, (3) multiplied by 50% weighting, (4) multiplied by a percentage roughly between 50.00% and 150.00% based on the actual Adjusted ROC compared to the target Adjusted ROC.
The discretionary portion of the individual payment will equal (1) the participant's salary, (2) multiplied by the participant's target incentive percentage, (3) multiplied by a percentage between 0% and 50%, determined by the Compensation Committee in its discretion after the end of the year by the Compensation Committee for the Chief Executive Officer and other executive officers.
The 2013 target incentive percentages for cash performance awards for our current executive officers are:

Executive Officer	Target Incentive
James J. Connor	80% of salary
Janice E. Stipp	65% of salary

Phantom Shares

In addition, for 2013 the Compensation Committee is expected to award performance phantom shares to the same two current executive officers under our Long-Term Incentive Cash Award Plan. To make our equity incentives reflect our performance during the year, the actual amount of the phantom shares awarded for 2013 with respect to 50% of our target phantom share awards will also be determined based on our Adjusted ROC compared to our target Adjusted ROC. The other 50% of our target phantom share awards will be determined by our Compensation Committee in the exercise of its sole discretion based on its subjective evaluation of the participating employee's individual performance and our corporate performance in achieving objectives and restructuring initiatives during 2013.
For 2013, the Compensation Committee has established a target incentive for each participating employee under each performance phantom share award. The Compensation Committee based the total target amount of annual incentives and equity incentives on the same percentage of salary used in 2012 (200% for Mr. Connor and 162.5% for Ms. Stipp), and determined to allocate 40% of that total to annual incentives and 60% to long-term equity incentives (performance phantom shares again in 2013). The actual award amount that is based on Adjusted ROC (50% of the target award amount) will vary based on the percentage of the actual Adjusted ROC divided by the target Adjusted ROC in the same manner as the performance awards are adjusted as described above.
Of the actual award amount, 50% will be realized based on the above formula and Adjusted ROC, and between 0% and 50% of the target incentive may be realized, as determined by the Compensation Committee in the exercise of its sole discretion on the Determination Date, in the same manner as the cash performance awards described above.
The 2013 target incentive percentages for phantom share awards for our current executive officers are:

Executive Officer	Target Incentive
James J. Connor	120% of salary
Janice E. Stipp	97.5% of salary

The phantom shares will vest in equal one-third installments on the Determination Date, December 31, 2014 and December 31, 2015. Payment of the first vested installment will be made between January 1, 2014 and March 15, 2014, but no earlier than the Determination Date. Payment of the second and third vested installment will be made between January 1 and March 15 of the year after the vesting date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY

Date:	March 13, 2013	By	/s/ James J. Connor
James J. Connor, President, Chief Executive Officer and Secretary